UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2017

CENTURY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36491	68-0521411
(Commission File Number)	(I.R.S. Employer Identification Number)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 770-8300

Copies to:

Mark J. Kelson, Esq. Greenberg Traurig, LLP 1840 Century Park East, Suite 1900 Los Angeles, California 90067 Phone: (310) 586-7700 Email: kelsonm@gtlaw.com	Clifford E. Neimeth, Esq. Greenberg Traurig, LLP MetLife Building 200 Park Avenue New York, New York 10166 Phone: (212) 801-9200 Email: neimethc@gtlaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On April 10, 2017, Century Communities, Inc., a Delaware corporation (“Century”), Casa Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Century (“Merger Sub”), and UCP, Inc., a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including the adoption of the Merger Agreement by UCP, Inc.’s stockholders, UCP, Inc. will be merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger (the “Surviving Corporation”). As a result of the Merger, the Surviving Corporation, along with the legacy businesses of UCP, Inc. and its subsidiaries, will become direct and indirect wholly-owned subsidiaries of Century.

Pursuant to the terms of, and subject to the conditions set forth in, the Merger Agreement, (i) Merger Sub will prepare and file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”), and the Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Century and UCP, Inc. agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”), (ii) the certificate of incorporation of Merger Sub as in effect immediately before the Effective Time will be the certificate of incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by law, (iii) the bylaws of Merger Sub as in effect immediately before the Effective Time will be the bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by law, (iv) the directors of Merger Sub immediately before the Effective Time will be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal, or until their respective successors are duly elected and qualified, as the case may be, and (v) the officers of Merger Sub immediately before the Effective Time will be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal, or until their respective successors are duly elected or appointed and qualified, as the case may be.

At the Effective Time, each issued and outstanding share of Class A Common Stock, par value $0.01 per share, of UCP, Inc. (the “UCP Class A Common Stock”) will be converted into the right to receive (i) $5.32 in cash, without any interest thereon, and (ii) 0.2309 of a duly authorized, fully paid and non-assessable share of common stock, par value $0.01 per share (“Century Common Stock”), of Century (the “Stock Consideration”). No fractional shares of Century Common Stock will be issued in the Merger, and UCP, Inc.’s stockholders will receive cash in lieu of any fractional shares.

At the Effective Time, each option (each, a “UCP Option”) to purchase shares of UCP Class A Common Stock that is outstanding immediately prior to the Effective Time will automatically, and without any action on the part of the holder thereof, be converted into an option to purchase shares of Century Common Stock (an “Adjusted Option”) on the same terms and conditions as were applicable under such UCP Option immediately prior to the Effective Time (including vesting terms, conditions and schedules), with the number of shares of Century Common Stock (rounded down to the nearest whole number of shares) subject to such Adjusted Option equal to the product of (i) the total number of shares of UCP Class A Common Stock underlying such UCP Option immediately prior to the Effective Time, multiplied by (ii) the Equity Award Exchange Ratio (as defined in the Merger Agreement), and with the exercise price applicable to such Adjusted Option to equal the quotient (rounded up to the nearest whole cent) obtained by dividing (a) the exercise price per share applicable to such UCP Option immediately prior to the Effective Time, by (b) the Equity Award Exchange Ratio.

At the Effective Time, each restricted stock unit with respect to a share of UCP Class A Common Stock (each, a “UCP Restricted Stock Unit”) that is outstanding immediately prior to the Effective Time will automatically, and without any action on the part of the holder thereof, be converted into a restricted stock unit award with respect to a share of Century Common Stock, with the same terms and conditions as were applicable under such UCP Restricted Stock Unit immediately prior to the Effective Time (including vesting and settlement terms, conditions and schedules), and relating to the number of shares of Century Common Stock equal to the product of (i) the number of shares of UCP Class A Common Stock subject to such UCP Restricted Stock Unit immediately prior to the Effective Time, multiplied by (ii) the Equity Award Exchange Ratio, with any fractional shares rounded to the nearest whole number of shares of Century Common Stock.

After the Effective Time, Century, the Surviving Corporation, and UCP, Inc. will cooperate with each other in taking, or causing to be taken, all actions necessary to delist the UCP Class A Common Stock from the New York Stock Exchange, and terminate UCP, Inc.’s registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Each of Century and UCP, Inc. has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) relating to the conduct of its respective business between the execution of the Merger Agreement and the Effective Time, and (ii) to refrain from taking certain actions prior to the Effective Time without the other party’s consent. The Merger Agreement also contains “no shop” provisions that restrict UCP, Inc.’s ability to solicit or initiate discussions with third parties regarding other proposals to acquire UCP, Inc., and Century and UCP, Inc. have agreed to certain terms and conditions relating to UCP, Inc.’s ability to respond to, enter into discussions and negotiations with respect to, and to approve and accept, certain unsolicited proposals that constitute or are reasonably likely to lead to a superior offer. In addition, each of Century and UCP, Inc. has made certain other customary covenants, subject to certain exceptions, including, among others, in the case of UCP, Inc., (a) for its board of directors to recommend that its stockholders adopt the Merger Agreement, and (b) to cause a meeting of its stockholders to be held as soon as practicable to consider adoption of the Merger Agreement.

The consummation of the Merger is subject to the satisfaction or waiver of certain closing conditions, including, among others, (i) adoption of the Merger Agreement by UCP, Inc.’s stockholders, (ii) effectiveness under the Securities Act of 1933, as amended (the “Securities Act”) of Century’s registration statement on Form S-4 relating to the offer, sale and issuance of the Stock Consideration and the absence of any stop order in respect thereof or proceedings by the SEC for that purpose, (iii) approval for listing on the New York Stock Exchange of the shares of Century Common Stock to be issued as Stock Consideration, (iv) the absence of laws, orders, judgments and injunctions that restrain, enjoin or otherwise prohibit consummation of the Merger, (v) subject to certain exceptions, the accuracy of the respective representations and warranties of Century and UCP, Inc., and compliance by Century and UCP, Inc. with their respective covenants, contained in the Merger Agreement, and (vi) the absence of a material adverse effect relating to Century or UCP, Inc.

The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and is subject to receipt of certain tax opinions of each of Century’s and UCP, Inc.’s respective counsel that the Merger will qualify as such.

The Merger Agreement contains certain termination rights exercisable by either Century or UCP, Inc. prior to the Effective Time under certain circumstances, including if (i) the Merger is not consummated by October 31, 2017, (ii) any governmental entity has issued a final and non-appealable judgment or order permanently prohibiting the consummation of the Merger, or (iii) UCP, Inc.’s stockholders do not adopt the Merger Agreement at the stockholders meeting held for such purpose. In addition, the Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by UCP, Inc. to enter into a definitive agreement for a proposal that constitutes a superior proposal (as described in the Merger Agreement), UCP, Inc. will be required to pay Century a cash termination fee equal to $7.05 million.

The representations and warranties made by Century and UCP, Inc. in the Merger Agreement are to, and solely for the benefit of, each other. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties to each other in connection with the signing of the Merger Agreement. While Century does not believe that these disclosure schedules contain information that the securities laws require the parties to publicly disclose, other than information that has already been so disclosed, they do contain information that modifies, qualifies and creates exceptions to the representations and warranties of the parties set forth in the Merger Agreement. Investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Century or UCP, Inc., because they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Century and UCP, Inc. rather than establishing matters as fact. Information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the companies’ public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete terms of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Voting Agreement

Pursuant to the Exchange Agreement, dated as of July 23, 2013 (the “Exchange Agreement”), among UCP, Inc., UCP, LLC, a Delaware limited liability company and subsidiary of UCP, Inc., and PICO Holdings, Inc., a California corporation and the majority stockholder of UCP, Inc. (“PICO”), PICO (and certain permitted transferees) may exchange Series A Units of UCP, LLC held by it for shares of UCP Class A Common Stock based on the Exchange Rate (as defined in the Exchange Agreement) at the time of such exchange. In addition, PICO holds 100 shares of Class B Common Stock, par value $0.01 per share, of UCP, Inc. (“UCP Class B Common Stock”), providing PICO with no economic rights but entitling PICO, without regard to the number of shares of UCP Class B Common Stock held by it, to one vote for each Series A Unit of UCP, LLC held by it, with respect to matters presented to the stockholders of UCP, Inc. As of March 31, 2017, PICO held 10,593,000 Series A Units of UCP, LLC (which are exchangeable for 10,401,722 shares of UCP Class A Common Stock) and 100 shares of UCP Class B Common Stock (such securities collectively, the “PICO Shares”), which provided PICO with approximately 57% of the aggregate voting power of the outstanding UCP Class A Common Stock and UCP Class B Common Stock.

Pursuant to the terms of, and subject to the conditions set forth in, the Voting Support and Transfer Restriction Agreement, dated as of April 10, 2017, by and among Century, Merger Sub, PICO, for the limited purposes set forth therein, UCP, Inc., and for the limited purposes set forth therein, UCP, LLC (the “Voting Agreement”), PICO has agreed (i) to appear and be present at all meetings of UCP, Inc.’s stockholders and otherwise cause all PICO Shares to be counted for purposes of determining a quorum, and (ii) to (A) affirmatively vote and cause to be voted all PICO Shares in favor of (“for”), or, if action is to be taken by written consent in lieu of a meeting of UCP, Inc.’s stockholders, deliver to UCP, Inc. a duly executed affirmative written consent in favor of (“for”), the adoption of the Merger Agreement by UCP, Inc.’s stockholders and approval of the Merger and the other transactions contemplated under the Merger Agreement; and (B) vote and cause to be voted all PICO Shares against, and not provide any written consent with respect to or for, the adoption or approval of (1) any Company Takeover Proposal (as defined in the Merger Agreement) and the transactions contemplated thereby, (2) any action or agreement (including, without limitation, any amendment of any agreement to which UCP, Inc. or any subsidiary of UCP, Inc. is a party or to which any assets or properties of UCP, Inc. or any Company Subsidiary is subject or bound) that PICO knows, or would reasonably be expected to know, would result in (x) a breach or violation of, or non-compliance with, any representation, warranty, covenant, agreement, or other obligation of UCP, Inc. or any subsidiary or affiliate of UCP, Inc. set forth in the Merger Agreement, or (y) the failure of any of the conditions to the obligations of Century or Merger Sub to consummate the Merger and the other transactions contemplated under the Merger Agreement set forth in Sections 7.01 and 7.02 of the Merger Agreement, (3) any change in the size, term in office, or composition of the board of directors of UCP, Inc., and (4) any agreement (including, without limitation, any amendment, waiver, release from, or non-enforcement of any agreement), any amendment or restatement of the certificate of incorporation or bylaws of UCP, Inc., or any other action (or failure to act) that is intended or would reasonably be expected to prevent, interfere with, or materially impair or delay, the consummation of the Merger or any of the other transactions contemplated under the Merger Agreement in accordance with their terms.

Furthermore, as part of the Voting Agreement, and as security for and in furtherance of the agreements described in the preceding paragraph, to the extent that PICO fails to comply with any of its voting and other obligations as to voting pursuant to the Voting Agreement, PICO has irrevocably granted to, constituted and appointed Century and each of the executive officers of Century, in their respective capacities as executive officers of Century, as the case may be, as PICO’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of PICO, to vote all PICO Shares that are owned beneficially and/or held of record by PICO and its affiliates on the date of the Voting Agreement and, from time to time, with full and unconditional authority to grant or withhold a consent or approval in respect of such PICO Shares and to execute and deliver a proxy (or proxies) to vote such PICO Shares at each meeting of the stockholders of UCP, Inc. convened in respect of the matters set forth in the preceding paragraph. The proxy granted pursuant to the Voting Agreement shall be deemed to be a proxy coupled with an interest, is irrevocable (subject to the termination of the Voting Agreement), and shall not be terminated by operation of law or upon the occurrence of any other event.

The Voting Agreement terminates automatically on the first to occur of (i) the termination of the Merger Agreement in accordance with its terms, and (ii) the Effective Time.

Notwithstanding the foregoing, if a Company Recommendation Change (as defined in the Merger Agreement) is made by the board of directors of UCP, Inc. in response to an Intervening Event (as defined in the Merger Agreement), and Century does not exercise its unilateral right to terminate the Merger Agreement, PICO’s voting obligations and the proxy granted by PICO pursuant to the Voting Agreement as described in the preceding paragraphs will no longer be in respect of all PICO Shares, but, in lieu and instead thereof, will be in respect of that number of PICO Shares equal to 28% of the aggregate voting power attributable to all outstanding shares of UCP Class A Common Stock and UCP Class B Common Stock.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete terms of the Voting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 10, 2017, the board of directors of Century (the “Board”) adopted an exclusive forum selection provision which is contained in an amendment (the “Amendment”) to the bylaws of Century (the “Bylaws”). Pursuant to this provision, which was added as a new Article VIII to the Bylaws, unless Century consents to the selection of another judicial forum, the sole and exclusive judicial forum for (i) any derivative action or proceeding brought on behalf of Century, (ii) any action asserting a claim of or for breach of a fiduciary duty owed by any director or officer or other employee of Century to Century or to Century’s stockholders, (iii) any action asserting a claim against Century or against any director or officer or other employee of Century arising pursuant to any provision of the General Corporation Law of the State of Delaware (“DGCL”), or pursuant to Century’s certificate of incorporation or the Bylaws (as they may be amended from time to time), or (iv) any action asserting a claim against Century or against any director or officer or other employee of Century governed by the internal affairs doctrine, shall in all such instances be a state or federal court located within the State of Delaware.

The Board believes that the adoption of the new Article VIII of the Bylaws is advisable and in the best interests of Century and its stockholders. The new Article VIII of the Bylaws is intended to avoid unnecessary risk, uncertainty and expense from having to defend against potentially concurrent multi-jurisdictional litigation in, and to reduce the risk of potentially inconsistent rulings and misinterpretations of Delaware corporate law arising from, multiple (non-Delaware) courts in respect of the types of intra-corporate disputes and legal actions enumerated in clauses (i) through (iv) of the preceding paragraph.

The Board expects the new Article VIII of the Bylaws to result in a more predictable outcome in the event of any future legal disputes and legal actions and to help avoid the unnecessary expenditure of company resources, including financial resources and management time and attention. Importantly, the new Article VIII of the Bylaws does not govern every category of legal action that could be brought against Century or any of its directors or officers or other employees. Instead the new Article VIII of the Bylaws provides only that the above-enumerated categories of intra-corporate disputes and legal actions must be commenced in Delaware state or federal courts that are most expert and experienced with adjudicating matters of Delaware corporate law, with the goal of obtaining a more cost-efficient, expeditious and effective resolution of such specified disputes and actions.

At the same time, the new Article VIII of the Bylaws does not foreclose the ability, and preserves the flexibility, of Century (acting pursuant to the direction of the Board in the exercise of its fiduciary duties to Century and its stockholders) to consent to the selection of an additional non-Delaware forum for those legal actions (so long as such non-Delaware jurisdiction is not exclusive and such enumerated disputes and actions also may be commenced and maintained in Delaware state or federal courts).

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete terms of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events

On April 11, 2017, Century and UCP, Inc. issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the joint press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by refererence.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to Century’s current expectations and are subject to the limitations and qualifications set forth in Century’s other documents filed with the SEC. Actual events and/or results may differ materially from those projected in such forward-looking statements.

Additional Information and Where to Find It

In connection with the offering and sale of shares of Century common stock in the Merger, Century will file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”), which will include a prospectus with respect to the shares of Century common stock to be issued in the Merger and a preliminary and definitive proxy statement for the stockholders of UCP, Inc. (the “Proxy Statement”), which UCP, Inc. will mail to its stockholders. The Registration Statement and the definitive Proxy Statement will contain important information about the Merger and related matters. Investors and stockholders are urged to carefully read the Registration Statement, the Proxy Statement and any other relevant documents filed with the SEC, and any amendments or supplements to those documents, when they become available, because they will contain important information about Century, UCP, Inc., and the proposed Merger. Investors and stockholders will be able to obtain copies of the Registration Statement, the Proxy Statement and other documents filed with the SEC by Century and UCP, Inc. (when they become available) free of charge at the SEC’s website, www.sec.gov. In addition, copies (when they become available) will be available free of charge by accessing Century’s website at www.centurycommunities.com, then clicking on the “Investors” link, then clicking on “Financial Information” and then clicking on the “SEC Filings” link.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 10, 2017, by and among Century Communities, Inc., Casa Acquisition Corp., and UCP, Inc.*

3.1	Amendment to the Bylaws of Century Communities, Inc., adopted and effective on April 10, 2017.

10.1	Voting Support and Transfer Restriction Agreement, dated as of April 10, 2017, by and among Century Communities, Inc., Casa Acquisition Corp., PICO Holdings, Inc., for the limited purposes set forth therein, UCP, Inc., and for the limited purposes set forth therein, UCP, LLC.

99.1	Joint Press Release, dated April 11, 2017, issued by Century Communities, Inc. and UCP, Inc.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Century hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2017	CENTURY COMMUNITIES, INC.

	By:	/s/ David Messenger
Name: David Messenger
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 10, 2017, by and among Century Communities, Inc., Casa Acquisition Corp., and UCP, Inc.*

3.1	Amendment to the Bylaws of Century Communities, Inc., adopted and effective on April 10, 2017.

10.1	Voting Support and Transfer Restriction Agreement, dated as of April 10, 2017, by and among Century Communities, Inc., Casa Acquisition Corp., PICO Holdings, Inc., for the limited purposes set forth therein, UCP, Inc., and for the limited purposes set forth therein, UCP, LLC.

99.1	Joint Press Release, dated April 11, 2017, issued by Century Communities, Inc. and UCP, Inc.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Century hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.